Exhibit 99.1

N E W S  R E L E A S E

Contact:	Investor Relations Inquiries Edmund E. Kroll
Senior Vice President, Finance & Investor Relations
(212) 759-0382
Media Inquiries
Sandy McBride
Senior Director, Corporate Marketing & Communications
(314) 725-4477

FOR IMMEDIATE RELEASE

CENTENE CORPORATION REPORTS 2009 FIRST QUARTER EARNINGS

ST. LOUIS, MISSOURI (April 28, 2009) -- Centene Corporation (NYSE: CNC) today announced its net earnings from continuing operations for the quarter ended March 31, 2009 were $18.9 million, or $0.43 per diluted share, compared to $24.9 million, or $0.56 per diluted share in the 2008 first quarter.  The prior year first quarter results include the benefit of the July 1 through December 31, 2007 rate increase for Georgia, amounting to $12.6 million of earnings from continuing operations or $0.28 per diluted share. The results of operations for University Health Plans, or UHP, our New Jersey health plan, are classified as discontinued operations.  Unless specifically noted, the discussions below are in the context of continuing operations and all financial ratios are calculated using revenues excluding premium taxes and investment income.

First Quarter Highlights

•	Quarter-end managed care at-risk membership of 1.25 million.

•	Revenues of $932.4 million, or $908.9 million net of premium taxes.

•	Health Benefits Ratio (HBR), which reflects medical costs as a percent of premium revenues, of 83.5%.

•	General and administrative (G&A) expense ratio of 13.5%.

•	Cash flow from operations of $23.4 million.

•	Days in claims payable of 45.3.

•	Diluted earnings per share from continuing operations of $0.43.

Other Events

•
In February 2009, we began converting non-risk managed care membership in Florida from Access Health Solutions, LLC, or Access, to our wholly owned subsidiary, Sunshine State Health Plan on an at-risk basis.  We previously accounted for our Florida investment using the equity method of accounting.  Beginning with the first quarter of 2009, we have reported our investment in Access as a consolidated subsidiary in our financial statements.

•	In March 2009, we completed the previously announced acquisition of certain assets of Amerigroup Community Care of South Carolina.

•
In March 2009, our Celtic unit was awarded a contract in Massachusetts to serve uninsured individuals through a joint venture with a leading, local provider, Caritas Christi Health Care. Effective July 1, 2009, the joint venture will serve the Central, Northern, Boston and Southern regions operating as CeltiCare Health Plan of Massachusetts.

•
We were awarded Silver Honors for Best Practices in Health Management by URAC, a leading healthcare accreditation organization, for Connections PLUS, a free, pre-programmed cell phone program developed for high-risk members who do not have steady access to a telephone.

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 2

Michael F. Neidorff, Centene’s Chairman and Chief Executive Officer, stated, “Our first quarter results reflect favorably on our focus on fundamentals and teamwork. We will continue to work to maintain this momentum going forward.”

The following table depicts membership in Centene’s managed care organizations, by state, at March 31, 2009 and 2008:

	March 31,
	2009	2008
Arizona	15,500	—
Florida	29,100	—
Georgia	289,300	282,700
Indiana	179,100	161,300
Ohio	137,000	131,100
South Carolina	48,500	2,200
Texas	421,100	365,500
Wisconsin	127,700	126,900
Total at-risk membership	1,247,300	1,069,700
Non-risk membership	96,000	30,600
Total	1,343,300	1,100,300

The following table depicts membership in Centene’s managed care organizations, by member category, at March 31, 2009 and 2008:

	March 31,
	2009	2008
Medicaid	921,100	802,400
CHIP & Foster Care	256,900	206,300
ABD & Medicare	69,300	61,000
Total at-risk membership	1,247,300	1,069,700
Non-risk membership	96,000	30,600
Total	1,343,300	1,100,300

Statement of Operations

•
For the 2009 first quarter, revenues, net of premium taxes, increased 20.0% to $908.9 million from $757.3 million in the 2008 first quarter.  The increase was primarily driven by membership growth, especially related to the Foster Care contract in Texas, the commencement of our Arizona acute care contract in October 2008, the consolidation of Access and conversion of members to at-risk, premium rate increases and the recent acquisition of Celtic in July 2008.

•
The consolidated HBR, which reflects medical costs as a percent of premium revenues, was 83.5%, an increase from 82.7% in the 2008 first quarter. The retroactive Georgia premium rate increase in the first quarter of 2008 had the effect of decreasing the HBR for this period by 2.4%.  Adjusting for the impact due to the Georgia rate increase, our HBR decreased from 85.1% in 2008 to 83.5% in 2009.  This is due to a decrease in respiratory illness as a result of a lighter cold and flu season. Sequentially, our consolidated HBR increased from 82.3% in the 2008 fourth quarter to 83.5% as a result of normal seasonality and the addition of a new state and acquired members.

•
Consolidated G&A expense as a percent of premium and service revenues was 13.5% in the first quarter of 2009, an increase from 12.6% in the first quarter of 2008.  The retroactive Georgia premium rate increase in the first quarter of 2008 had the effect of decreasing the G&A ratio for this period by 0.4%.  Adjusting for the impact due to the Georgia rate increase, our G&A expense ratio increased from 13.0% in 2008 to 13.5% in 2009.  G&A increased in the quarter ended March 31, 2009 compared to 2008 primarily due to the acquisition of Celtic.  Sequentially, our G&A ratio decreased from 13.8% in the fourth quarter of 2008 to 13.5% in the first quarter of 2009.

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 3

Balance Sheet and Cash Flow

At March 31, 2009, the Company had cash and investments of $845.7 million, including $816.8 million held by its regulated entities and $28.9 million held by its unregulated entities.  Medical claims liabilities totaled $372.5 million, representing 45.3 days in claims payable, a decrease of 3.2 days from December 31, 2008.  Total debt was $290.3 million and debt to capitalization was 34.6%.  Year to date cash flow from operations was $23.4 million.

A reconciliation of the Company’s change in days in claims payable from the immediately preceding quarter-end is presented below:

Days in claims payable, December 31, 2008	48.5
Timing of claims payments	(1.4)
Change in medical cost mix	(1.0)
High dollar claims inventory reduction	(0.7)
Other	(0.1)
Days in claims payable, March 31, 2009 *	45.3
_____________________________________
* The Company has used a consistent and conservative actuarial reserving methodology and the decline in days in claims payable was not the result of a reserve release.

Outlook

The table below depicts the Company’s annual guidance for 2009:

Full Year 2009
	Low	High
Revenue (in millions)[1]	$ 3,650	$ 3,775
Earnings per diluted share	$ 1.84	$ 1.94
____________________________________
[1] Revenue net of premium tax

The Company is adjusting the lower end of its earnings guidance to reflect a lower effective tax rate which is partially offset by the startup costs associated with the new Massachusetts CeltiCare contract that commences July 1, 2009.

Conference Call

As previously announced, the Company will host a conference call Tuesday, April 28, 2009, at 8:30 A.M. (Eastern Time) to review the financial results for the first quarter ended March 31, 2009, and to discuss its business outlook.  Michael F. Neidorff and Eric R. Slusser will host the conference call.  Investors are invited to participate in the conference call by dialing 800-273-1254 in the U.S. and Canada, 973-638-3440 from abroad, or via a live internet broadcast on the Company’s website at www.centene.com, under the Investor Relations section.  A replay will be available for on-demand listening shortly after the completion of the call until 11:59 P.M. (Eastern Time) on May 12, 2009 at the aforementioned URL, or by dialing 800-642-1687 in the U.S. and Canada, or 706-645-9291 from abroad, and entering access code 93132567.

About Centene Corporation

Centene Corporation is a leading multi-line healthcare enterprise that provides programs and related services to individuals receiving benefits under Medicaid, including the Children’s Health Insurance Program (CHIP), as well as Aged, Blind, or Disabled (ABD), Foster Care, Long-Term Care and Medicare (Special Needs Plans). The Company operates local health plans and offers a wide range of health insurance solutions to individuals and the rising number of uninsured Americans. It also contracts with other healthcare and commercial organizations to provide specialty services including behavioral health, life and health management, managed vision, telehealth services, pharmacy benefits management and medication adherence. Information regarding Centene is available via the Internet at www.centene.com.

The information provided in this press release contains forward-looking statements that relate to future events and future financial performance of Centene.  Subsequent events and developments may cause the Company’s estimates to change.  The Company disclaims any obligation to update this forward-looking financial information in the future.  Readers are cautioned that matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, regulatory, competitive and other factors that may cause Centene’s or its industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Actual results may differ from projections or estimates due to a variety of important factors, including Centene’s ability to accurately predict and effectively manage health benefits and other operating expenses, competition, changes in healthcare practices, changes in federal or state laws or regulations, inflation, provider contract changes, new technologies, reduction in provider payments by governmental payors, major epidemics, disasters and numerous other factors affecting the delivery and cost of healthcare.  The expiration, cancellation or suspension of Centene’s Medicaid Managed Care contracts by state governments would also negatively affect Centene.

 [Tables Follow]

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 4

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents of continuing operations	$334,623	$370,999
Cash and cash equivalents of discontinued operations	7,606	8,100
Total cash and cash equivalents	342,229	379,099
Premium and related receivables, net of allowance for uncollectible accounts of $138 and $595, respectively	147,899	92,531
Short-term investments, at fair value (amortized cost $74,780 and $108,469, respectively)	75,400	109,393
Other current assets	63,497	75,333
Current assets of discontinued operations other than cash	8,226	9,987
Total current assets	637,251	666,343
Long-term investments, at fair value (amortized cost $416,265 and $329,330, respectively)	422,873	332,411
Restricted deposits, at fair value (amortized cost $12,660 and $9,124, respectively)	12,774	9,254
Property, software and equipment, net of accumulated depreciation of $80,742 and $74,194, respectively	176,719	175,858
Goodwill	218,216	163,380
Intangible assets, net	23,603	17,575
Other long-term assets	34,077	59,083
Long-term assets of discontinued operations	27,317	27,248
Total assets	$1,552,830	$1,451,152
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Medical claims liability	$372,522	$373,037
Accounts payable and accrued expenses	194,132	219,566
Unearned revenue	63,336	17,107
Current portion of long-term debt	20,608	255
Current liabilities of discontinued operations	30,865	31,013
Total current liabilities	681,463	640,978
Long-term debt	269,711	264,637
Other long-term liabilities	51,434	43,539
Long-term liabilities of discontinued operations	700	726
Total liabilities	1,003,308	949,880

Commitments and contingencies

Stockholders’ equity:
Common stock, $.001 par value; authorized 100,000,000 shares; issued and outstanding 43,159,131 and 42,987,764 shares, respectively	43	43
Additional paid-in capital	227,327	222,841
Accumulated other comprehensive income:
Unrealized gain on investments, net of tax	5,136	3,152
Retained earnings	293,694	275,236
Total Centene stockholder’s equity	526,200	501,272
Non-controlling interest	23,322	—
Total stockholders’ equity	549,522	501,272
Total liabilities and stockholders’ equity	$1,552,830	$1,451,152

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 5

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share data)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)
Revenues:
Premium	$885,006	$736,814
Premium tax	23,580	21,884
Service	23,849	20,530
Total revenues	932,435	779,228
Expenses:
Medical costs	739,340	609,374
Cost of services	15,962	16,176
General and administrative expenses	122,279	95,493
Premium tax	23,942	21,884
Total operating expenses	901,523	742,927
Earnings from operations	30,912	36,301
Other income (expense):
Investment and other income	3,613	7,582
Interest expense	(3,986)	(3,994)
Earnings from continuing operations, before income tax expense	30,539	39,889
Income tax expense	10,845	14,956
Earnings from continuing operations, net of income tax expense	19,694	24,933
Discontinued operations, net of income tax (benefit) expense of $(160) and $264	(449)	690
Net earnings	19,245	25,623
Less: Non-controlling interest	787	―
Net earnings attributable to Centene Corporation	$18,458	$25,623

Amounts attributable to Centene Corporation common shareholders:
Earnings from continuing operations, net of income tax expense	18,907	24,933
Discontinued operations, net of income tax (benefit) expense	(449)	690
Net earnings	$18,458	$25,623

Net earnings (loss) per share attributable to Centene Corporation:
Basic:
Continuing operations	$0.44	$0.57
Discontinued operations	(0.01)	0.02
Earnings per common share	$0.43	$0.59
Diluted:
Continuing operations	$0.43	$0.56
Discontinued operations	(0.01)	0.01
Earnings per common share	$0.42	$0.57

Weighted average number of shares outstanding:
Basic	43,067,992	43,538,207
Diluted	44,238,863	44,742,893

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 6

CENTENE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended March 31,
	2009	2008
	(Unaudited)

Cash flows from operating activities:
Net earnings	$19,245	$25,623
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation and amortization	10,233	7,798
Stock compensation expense	3,789	4,013
Loss on sale of investments, net	439	28
Deferred income taxes	2,282	9,472
Changes in assets and liabilities —
Premium and related receivables	(39,396)	8,612
Other current assets	(1,397)	(2,634)
Other assets	(497)	(1,031)
Medical claims liabilities	(1,232)	11,608
Unearned revenue	44,507	(41,788)
Accounts payable and accrued expenses	(15,277)	4,489
Other operating activities	722	526
Net cash provided by operating activities	23,418	26,716
Cash flows from investing activities:
Capital expenditures	(11,157)	(19,879)
Purchases of investments	(292,964)	(86,025)
Sales and maturities of investments	224,312	70,888
Investments in acquisitions, net of cash acquired, and investment in equity method investee	(5,191)	(2,194)
Net cash used in investing activities	(85,000)	(37,210)
Cash flows from financing activities:
Proceeds from exercise of stock options	890	1,148
Proceeds from borrowings	108,000	26,005
Payment of long-term debt	(82,573)	(17,148)
Dividend to non-controlling interest	(1,181)	―
Excess tax benefits from stock compensation	(17)	2,638
Common stock repurchases	(407)	(6,953)
Net cash provided by financing activities	24,712	5,690
Net decrease in cash and cash equivalents	(36,870)	(4,804)
Cash and cash equivalents, beginning of period	379,099	268,584
Cash and cash equivalents, end of period	$342,229	$263,780

Supplemental disclosures of cash flow information:
Interest paid	$724	$463
Income taxes paid	$18,602	$792

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 7

CENTENE CORPORATION

CONTINUING OPERATIONS SUPPLEMENTAL FINANCIAL DATA

	Q1	Q4	Q3	Q2	Q1
	2009	2008	2008	2008	2008
MEMBERSHIP
Managed Care:
Arizona	15,500	14,900	—	—	—
Florida	29,100	—	—	—	—
Georgia	289,300	288,300	283,900	278,800	282,700
Indiana	179,100	175,300	172,400	161,700	161,300
Ohio	137,000	133,400	132,500	137,300	131,100
South Carolina	48,500	31,300	26,600	22,500	2,200
Texas	421,100	428,000	433,200	423,700	365,500
Wisconsin	127,700	124,800	122,500	124,800	126,900
Total at-risk membership	1,247,300	1,196,000	1,171,100	1,148,800	1,069,700
Non-risk membership	96,000	3,700	3,700	3,500	30,600
TOTAL	1,343,300	1,199,700	1,174,800	1,152,300	1,100,300

Medicaid	921,100	877,400	850,500	828,700	802,400
SCHIP & Foster Care	256,900	257,300	261,800	256,900	206,300
ABD & Medicare	69,300	61,300	58,800	63,200	61,000
Total at-risk membership	1,247,300	1,196,000	1,171,100	1,148,800	1,069,700
Non-risk membership	96,000	3,700	3,700	3,500	30,600
TOTAL	1,343,300	1,199,700	1,174,800	1,152,300	1,100,300

Specialty Services(a):
Cenpatico Behavioral Health
Arizona	104,700	105,000	102,400	99,400	97,900
Kansas	40,600	41,100	40,100	40,000	39,400
Bridgeway Health Solutions
Long-term Care	2,300	2,100	1,900	1,800	1,700
TOTAL	147,600	148,200	144,400	141,200	139,000

(a) Includes external Specialty Service membership only.

REVENUE PER MEMBER(b)	$220.29	$218.52	$213.28	$214.76	$215.39

CLAIMS(b)
Period-end inventory	325,000	269,300	323,200	389,100	411,700
Average inventory	267,600	288,600	298,400	235,300	285,700
Period-end inventory per member	0.26	0.23	0.28	0.34	0.37

(b) Revenue per member and claims information are presented for the Medicaid Managed Care segment for at-risk members.

Centene Corporation Reports 2009 First Quarter Results April 28, 2009 / Page 8

	Q1	Q4	Q3	Q2	Q1
	2009	2008	2008	2008	2008

DAYS IN CLAIMS PAYABLE (c)	45.3	48.5	47.9	47.8	48.3
(c) Days in Claims Payable is a calculation of Medical Claims Liabilities at the end of the period divided by average claims expense per calendar day for such period.

CASH AND INVESTMENTS (in millions)
Regulated	$816.8	$798.0	$692.6	$653.1	$627.1
Unregulated	28.9	24.1	26.8	29.0	25.8
TOTAL	$845.7	$822.1	$719.4	$682.1	$652.9

DEBT TO CAPITALIZATION (d)	34.6%	34.6%	34.4%	32.6%	32.8%
(d) Debt to Capitalization is calculated as follows: total debt divided by (total debt + total equity).

OPERATING RATIOS:

	Three Months Ended March 31,
	2009	2008
Health Benefits Ratios
Medicaid and SCHIP	84.8%	79.2%
ABD and Medicare	81.4	97.5
Specialty Services	78.3	84.1
Total	83.5	82.7

General & Administrative Expense Ratios
Medicaid Managed Care	10.3%	9.9%
Specialty Services	15.7	14.9
Total	13.5	12.6

MEDICAL CLAIMS LIABILITIES (In thousands)
Four rolling quarters of the changes in medical claims liabilities are summarized as follows:

Balance, March 31, 2008	$$	323,302
Acquisitions		15,398
Incurred related to:
Current period		2,793,935
Prior period		(23,634)
Total incurred		2,770,301
Paid related to:
Current period		2,448,657
Prior period		287,822
Total paid		2,736,479
Balance, March 31, 2009	$$	372,522

Centene’s claims reserving process utilizes a consistent actuarial methodology to estimate Centene’s ultimate liability.  Any reduction in the “Incurred related to:  Prior period” claims may be offset as Centene actuarially determines “Incurred related to: Current period.”  As such, only in the absence of a consistent reserving methodology would favorable development of prior period claims liability estimates reduce medical costs.  Centene believes it has consistently applied its claims reserving methodology in each of the periods presented.